LEASE AMENDMENT NO. 1

         THIS LEASE AMENDMENT NO. 1 (this "Amendment") is made as of this 24th day of June 1996 by and between First Security Bank of Utah, National Association, not in its individual capacity but solely as trustee under a Trust Agreement dated as of March 1, 1989 ("Lessor"), and American Trans Air, Inc. ("Lessee").

         WHEREAS, Lessor and Lessee are parties to a certain Lease Agreement dated as of November 5, 1993 and Lease Supplement No. 1 thereto dated November 8, 1993 (as more fully described in Annex I hereto, and together, the "Lease"), pursuant to which Lessor has leased to Lessee one (1) Boeing 727-290 aircraft, manufacturer's serial number 21510, U.S. Registration number N774AT, and three
(3) Pratt & Whitney JT8D-17 aircraft engines, manufacturer's serial numbers P688306B, P688045B and P658122B (such aircraft and engines, the "Aircraft"); and

         WHEREAS, Section 3(d) of the Lease grants Lessee an option to extend the Term of the Lease at the expiration of the current Term of the Lease, upon notice to Lessor; and

         WHEREAS, Lessee has duly notified Lessor of Lessee's desire to exercise such option, and Lessor and Lessee have agreed to extend the Lease upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. All capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. Provided that no Event of Default shall have occurred and be continuing on the date such extension commences, the Term of the Lease shall be extended by a period of two (2) years and shall end on November 7, 1998, unless the Lease shall sooner terminate or be further extended in accordance with its terms.

         3. Except as specifically modified by this Amendment, all of the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the date first above set forth.

AMERICAN TRANS AIR, INC.,                   FIRST SECURITY BANK OF UTAH,
  as Lessee                                 NATIONAL ASSOCIATION, not in its
                                            individual capacity, but solely
                                            as trustee,  as Lessor


By: /s/Kenneth K. Wolff                     By:_________________________
-----------------------
Kenneth K. Wolff                         Title:

                                                                         Annex I
                                                        To Lease Amendment No. 1

                              Description of Lease

         Lease Agreement dated as of November 5, 1993 between First Security Bank of Utah, National Association, as owner trustee under Trust Agreement dated as of March 1, 1989, as lessor, and American Trans Air, Inc., as lessee, which was recorded by the Federal Aviation Administration on November 29, 1993 and assigned Conveyance No. X122110, as supplemented by the following described instrument:

                        Date of                FAA                   FAA
Instrument             Instrument           Recording Date      Conveyance No.

Lease Supplement
No. 1                   11/08/93             11/29/93               X122110